                                             CONFIRMING STATEMENT

This Statement confirms that the undersigned, Eric J. Dale, has authorized and designated each of Harris Black, Jamere Jackson, William Bradley, Lynn Johnson,
Tiffany Beverley and Jeffrey Charlton to execute and file on the undersigned's behalf such forms that the undersigned may be required to file with the
U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of Nielsen Holdings N.V.
(i) pursuant to Section 16(a) of the Securities Exchange Act of 1934,
as amended, including without limitation, statements on Form 3, Form 4 and Form 5 (including any amendments thereto) and (ii) in connection with any applications for EDGAR access codes, including without limitation the Form ID. The authority of Harris Black, Jamere Jackson, William Bradley,
Lynn Johnson, Tiffany Beverley and Jeffrey Charlton under this Statement shall continue until the undersigned is no longer required to file
Forms 3, 4, and 5 with regard to his ownership of or transactions in securities of Nielsen Holdings N.V., unless earlier revoked
in writing. The undersigned acknowledges that Harris Black, Jamere Jackson,
William Bradley, Lynn Johnson, Tiffany Beverley and Jeffrey Charlton are not
assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.

      By: /s/Eric J. Dale
       Eric J. Dale

      Date:  July 23, 2015